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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Access Health, Inc. for the registration of 172,000 shares of its common stock and to the incorporation by reference therein of our report dated October 31, 1996, except for Note 8 as to which the date is November 18, 1996, with respect to the consolidated financial statements and schedule of Access Health, Inc. included in its Annual report on Form 10-K for the year ended September 30, 1996, and our report dated October 27, 1995, except for Note 10 as to which the date is February 15, 1996, with respect to the consolidated financial statements of Access Health, Inc. included in its Proxy Statement/Prospectus filed October 18, 1996, and our report dated October 31, 1996, except for Note 2 as to which the date is November 18, 1996, with respect to the supplemental consolidated financial statements of Access Health, Inc. included in its Current Report on Form 8-K dated February 6, 1997, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Sacramento, California
February 4,  1997